                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A





                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: July 17, 2000




                         Liberty Group Operating, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                   333-46959               36-4197636
 ----------------------------       ------------          -------------------
 (State or Other Jurisdiction        (Commission             (IRS Employer
       of Incorporation)            File Number)          Identification No.)



    3000 Dundee Road, Northbrook, Illinois                   60062
    --------------------------------------                 --------
   (Address of Principal Executive Offices)               (Zip Code)

        Registrant's telephone number, including area code (847) 272-2244
                                                           --------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a)   Downers Grove Reporter, Inc. Acquisition

      On May 1, 2000, the Registrant (through Liberty Group Suburban Newspapers, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the "Registrant's Suburban Newspapers Subsidiary")), purchased (i) all of the issued and outstanding shares of capital stock (the "Downers Grove Shares") of Downers Grove Reporter, Inc., an Illinois corporation ("Downers Grove"), from the shareholders of Downers Grove (the "Shareholders"), and (ii) certain real property in Downers Grove, Illinois (the "Reporter Real Property") owned by Downers Grove Reporter, an Illinois general partnership (the "Reporter"), and an affiliate of the Shareholders, and leased to Downers Grove. By acquisition of the Downers Grove Shares, the Registrant acquired substantially all of the assets owned by Downers Grove, including the mastheads, trade names, trademarks, service marks and other marks (and the goodwill associated therewith), subscriber lists, cash on hand, inventory, accounts receivable and equipment of the newspapers published, marketed and distributed by Downers Grove.

      Prior to this transaction, other than the relationship between the Shareholders and the Reporter, no material relationship existed between the Registrant and the Shareholders or the Reporter, or between any affiliates of such entities.

      At the closing of this transaction, the Registrant (a) paid to the Shareholders $8,419,496, in cash, and (b) deposited an additional $1,000,000 of the cash purchase price otherwise payable to the Shareholders for the Downers Grove Shares (collectively, the "Share Purchase Price") into an escrow account until November 2, 2001 pursuant to the Escrow Agreement between the Shareholders, the Registrant's Subsidiary and Old Kent Bank, as escrow agent. In addition, the Registrant paid $2,000,000 to the Reporter for the Reporter Real Property.

      The Share Purchase Price includes a payment for the net working capital (cash, accounts receivable, inventory and other assets net of current liabilities) of Downers Grove as of May 1, 2000 which was estimated to be in the amount of approximately $980,000 for closing purposes and is subject to a post-closing adjustment, as set forth in the purchase agreement.

      The cash portion of the purchase price in this transaction was provided under the credit facility the Registrant has in place which is led by Citicorp USA, Inc., as administrative agent.

(b)   Downers Grove Reporter, Inc. Acquisition

      The Registrant acquired (i) the Downers Grove Shares from the Shareholders and thereby acquired substantially all of the assets owned by Downers Grove in its business of publishing, marketing and distributing newspapers and (ii) the Reporter Real Property from the Reporter. The Registrant will use these assets for the same purposes as previously used by Downers Grove.

      The foregoing summary of the terms of this transaction is qualified in its entirety by reference to the provisions of the Purchase Agreement, dated as of May 1, 2000, by and between the Shareholders, the Reporter and the Registrant's Suburban Newspapers Subsidiary, a copy of which is filed as an exhibit to this Report and is hereby incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Combined Financial Statements of Downers Grove Reporter, Inc. and Certain Real Property of the Downers Grove Reporter

         Independent Auditors' Report

         Combined Statements of Net Assets as of September 30, 1999 and March 31, 2000 (unaudited)

         Combined Statements of Income for the year ended September 30, 1999 and the six months ended March 31, 2000 (unaudited)

         Combined Statements of Changes in Net Assets and Comprehensive Income for the years ended September 30, 1999 and the six months ended March 31, 2000 (unaudited)

         Combined Statements of Cash Flows for the year ended September 30, 1999 and the six months ended March 31, 2000 (unaudited)

         Notes to Combined Financial Statements

(b)      Pro Forma Financial Information

         Pro Forma Consolidated Balance Sheet as of March 31, 2000 (unaudited)

         Pro Forma Consolidated Statements of Operations for the year ended December 31, 1999 (unaudited) and the three months ended March 31, 2000 (unaudited)

         Notes to Unaudited Pro Forma Consolidated Financial Statements

(c) Exhibit (incorporated by reference from exhibits included in the Registrant's Form 8-K filed May 16, 2000)

         2.1 Asset Purchase Agreement, dated as of May 1, 2000, between the Registrant and the Shareholders of Downers Grove Reporter, Inc. and Downers Grove Reporter

                          INDEPENDENT AUDITORS' REPORT



     The Board of Directors
     Liberty Group Operating, Inc. and subsidiaries:



     We have audited the accompanying combined statements of net assets of Downers Grove Reporter, Inc. and certain real property of Downers Grove Reporter (collectively, "Downers Grove Reporter" or the "Business") as of September 30, 1999 and the related combined statements of income, changes in net assets and comprehensive income, and cash flows for the year then ended. These combined financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the net assets of Downers Grove Reporter as of September 30, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                                    /s/ KPMG LLP

     Chicago, Illinois
     July 7, 2000

                 DOWNERS GROVE REPORTER, INC. AND CERTAIN REAL
                       PROPERTY OF DOWNERS GROVE REPORTER

                        Combined Statements of Net Assets

               September 30, 1999 and March 31, 2000 (unaudited)


                                                                                 MARCH 31,
                                                                 SEPTEMBER 30,     2000
                                                                     1999       (UNAUDITED)
                                                                 ------------  -----------
                              ASSETS

Current assets:
 Cash and cash equivalents                                       $  464,910      756,264
 Marketable securities                                              193,446         --
 Inventory                                                          131,578      135,716
 Accounts receivable, net of allowance of $35,000 at September
   30, 1999 and $30,986 at March 31, 2000 (unaudited)               626,217      647,417
 Prepaid expenses and other current assets                           16,254       16,254
                                                                 ----------   ----------

     Total current assets                                         1,432,405    1,555,651

Officer life insurance                                              450,743      450,743
Property, plant, and equipment, net                               1,183,503    1,185,609
                                                                 ----------   ----------

     Total assets                                                $3,066,651    3,192,003
                                                                 ==========   ==========
                    LIABILITIES AND NET ASSETS

Current liabilities:
 Current portion of long-term debt                               $  107,769       61,622
 Notes Payable                                                        5,272       62,642
 Due to affiliates                                                   21,000         --
 Accounts payable                                                   188,794      212,107
 Accrued expenses                                                   124,795       71,815
 Unearned revenue                                                   112,233       97,185
                                                                 ----------   ----------

     Total current liabilities                                      559,863      505,371

Other liabilities:
 Long-term debt less current portion                                742,994      674,188
 Non-current unearned revenue                                        23,887       25,546
                                                                 ----------   ----------

     Total liabilities                                            1,326,744    1,205,105

Net assets:
 Net assets                                                      $1,604,840    1,986,898
 Accumulated other comprehensive income                             135,067         --
                                                                 ----------   ----------

     Total net assets                                             1,739,907    1,986,898
                                                                 ----------   ----------

     Total liabilities and net assets                            $3,066,651    3,192,003
                                                                 ==========   ==========


See accompanying notes to combined financial statements.

                 DOWNERS GROVE REPORTER, INC. AND CERTAIN REAL
                       PROPERTY OF DOWNERS GROVE REPORTER

                         Combined Statements of Income

      Year ended September 30, 1999 and the Six Months ended March 31, 2000
                                  (unaudited)

                                                               SIX MONTHS
                                                  YEAR ENDED   ENDED MARCH
                                                 SEPTEMBER 30,  31, 2000
                                                      1999     (UNAUDITED)
                                                 ------------  -----------

Revenues:
 Advertising                                      $3,539,147    1,644,227
 Circulation                                         169,913       89,753
 Job printing                                      2,691,655    1,424,091
 Other                                                42,864       32,972
                                                  ----------   ----------
     Total revenues                                6,443,579    3,191,043
                                                  ----------   ----------

Operating expenses:
 Operating costs                                   3,588,965    1,766,317
 Selling, general and administrative               2,593,346    1,166,165
 Depreciation and amortization                       150,326       56,822
                                                  ----------   ----------
                                                   6,332,637    2,989,304
                                                  ----------   ----------

     Income from operations                          110,942      201,739

Other income:
 Interest income                                       8,667        6,240
 Realized gain on sale of marketable securities         --        192,814
                                                  ----------   ----------


     Net  income                                  $  119,609      400,793
                                                  ==========   ==========


See accompanying notes to combined financial statements.

                 DOWNERS GROVE REPORTER, INC.  AND CERTAIN REAL
                      PROPERTY OF DOWNERS GROVE REPORTER

     Combined Statements of Changes in Net Assets and Comprehensive Income

             Year ended September 30, 1999 and the Six Months ended
                           March 31, 2000 (unaudited)


                                                                                ACCUMULATED
                                                                                   OTHER
                                                                               COMPREHENSIVE
                                                                  NET ASSETS      INCOME           TOTAL
                                                                 ------------  -------------   -------------
Balance at September 30, 1998                                    $  1,553,339        79,462    $   1,632,801

Distributions to shareholders                                         (68,108)            -          (68,108)
                                                                                                           -
Unrealized gain on marketable securities                                    -        55,605           55,605
                                                                                                           -
Net income                                                            119,609             -          119,609
                                                                 ------------   -----------    -------------
Balance at September 30, 1999                                    $  1,604,840       135,067    $   1,739,907
                                                                 ============   ===========    =============
Distributions to shareholders (unaudited)                             (18,735)            -          (18,735)

Unrealized loss on marketable securities (unaudited)                        -      (135,067)        (135,067)

Net income (unaudited)                                                400,793             -          400,793
                                                                 ------------   -----------    -------------
Balance at March 31, 2000 (unaudited)                            $  1,986,898             -    $   1,986,898
                                                                 ============   ===========    =============

Disclosure of reclassification amount (unaudited):

Unrealized holding gains arising during period                                  $    57,747
Less:  reclassification adjustment for gains
 included in net income                                                            (192,814)
                                                                                -----------
 Net unrealized loss on securities                                                 (135,067)
                                                                                ===========

See accompanying notes to combined financial statements.

                 DOWNERS GROVE REPORTER, INC. AND CERTAIN REAL
                       PROPERTY OF DOWNERS GROVE REPORTER

                       Combined Statements of Cash Flows

             Year ended September 30, 1999 and the Six Months ended
                           March 31, 2000 (unaudited)

                                                                                    YEAR ENDED      SIX MONTHS ENDED
                                                                                   SEPTEMBER 30,     MARCH 31, 2000
                                                                                       1999           (UNAUDITED)
                                                                                  ---------------   ----------------

Cash flows from operating activities:
 Net income                                                                          $ 119,609          400,793
 Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                                      150,326           56,822
    Gain on sale of marketable securities                                                 -            (192,814)
    Change in assets and liabilities:
      Accounts receivable, net                                                          49,480          (21,200)
      Prepaid expenses and other current assets                                         (1,707)            -
      Inventory                                                                         45,332           (4,138)
      Accounts payable                                                                  (7,724)          23,313
      Accrued expenses                                                                   3,752          (52,980)
      Unearned revenue                                                                   8,848          (13,389)
      Due to affiliates                                                                (23,250)         (21,000)
                                                                                     ---------        ---------
            Net cash provided by operating activities                                  344,666          175,407
                                                                                     ---------        ---------
Cash flows from investing activities:
Acquisition of fixed assets                                                            (33,256)         (58,928)
Proceeds from sale of marketable securities                                             (6,310)         251,193
                                                                                     ---------        ---------
            Net cash provided by (used in) investing activities                        (39,566)         192,265
                                                                                     ---------        ---------

Cash flows from financing activities:
Distribution to stockholders                                                           (68,108)         (18,735)
Repayments of long-term debt                                                          (115,729)        (114,953)
Repayments of notes payable                                                              5,272           57,370
                                                                                     ---------        ---------
            Net cash provided by financing activities                                 (178,565)         (76,318)
                                                                                     ---------        ---------
            Net increase in cash                                                       126,535          291,354

Cash and cash equivalents at beginning of period                                       338,375          464,910
                                                                                     ---------        ---------

Cash and cash equivalents at end of period                                           $ 464,910          756,264
                                                                                     =========        =========
Supplemental cash flow information - cash
 paid for interest                                                                   $  73,549           35,367
                                                                                     =========        =========

See accompanying notes to combined financial statements.

                  DOWNERS GROVE REPORTER, INC. AND CERTAIN REAL
                       PROPERTY OF DOWNERS GROVE REPORTER

                     Notes to Combined Financial Statements

                               September 30, 1999


          (1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

               (a)  DESCRIPTION OF BUSINESS

                    Downers Grove Reporter, Inc. (the Company) is engaged in the business of newspaper publications. Such publications are generally distributed to a circulation base of qualified readers. These readers are highly attractive to advertisers of goods and services within the newspaper publications. In addition, the Company is engaged in the printing of customers' newspaper publications. Downers Grove Reporter (the Partnership) owns and leases real property. Certain real property of the Partnership and the operations of the Company represent the business acquired as described in note 8 herein (the Business).

               (b)  BASIS OF PRESENTATION

                    The accompanying combined financial statements represent all of the net assets and associated revenues, expenses, and cash flows of the Business, assuming that the Business was organized for all periods as a separate legal entity. Intercompany transactions between entities comprising the Business have been eliminated in the presentation of the combined financial statements.

               (c)  REVENUE RECOGNITION

                    Circulation revenue, which is billed to the customers at the beginning of the subscription period, is recognized on a straight-line basis over the term of the related subscription. Advertising revenue is recognized upon publication of the advertisements. The revenue for job printing is recognized upon delivery.

               (d)  CASH AND CASH EQUIVALENTS

                    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

               (e)  INVENTORIES

                    Inventories consist principally of newsprint, which is valued at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method (FIFO).

               (f)  PROPERTY, PLANT, AND EQUIPMENT

                    Property, plant, and equipment are recorded at cost. Routine maintenance and repairs are expensed as incurred.

                    Depreciation is calculated on accelerated methods over the estimated useful lives, 15 to 39 years for buildings and improvements, 5 to 7 years for machinery and equipment, 3 to 7 years for office equipment, 5 years for delivery equipment and leasehold improvements are amortized over the lesser of the estimated useful life or the term of the applicable lease.

                  DOWNERS GROVE REPORTER, INC. AND CERTAIN REAL
                       PROPERTY OF DOWNERS GROVE REPORTER

                     Notes to Combined Financial Statements

                               September 30, 1999

          (g)  INCOME TAXES

               The Company has elected to be treated as an S Corporation under the provisions of Subchapter S of the Internal Revenue Code, whereby its income is not subject to Federal income taxes and is allocated and taxed to its stockholders by inclusion in the stockholders' Federal income tax return. Accordingly, no liability or provision for Federal income taxes is required nor are any deferred taxes provided for temporary differences between tax and financial reporting.

          (h)  USE OF ESTIMATES

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          (i)  FINANCIAL INSTRUMENTS

               The Business has reviewed the following financial instruments and has determined that their fair values approximated their carrying values as of September 30, 1999: cash equivalents; accounts receivable; long-term liabilities, accounts payable, and accrued expenses.

          (j)  MARKETABLE SECURITIES

               Marketable securities consist of equity securities. The Business accounts for its marketable securities under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, the Company classifies its marketable equity securities as available-for-sale.

               Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses are excluded from earnings, and are reported as a separate component of net assets as other comprehensive income until realized.

               A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend and interest income are recognized when earned.

          (k)  INTERIM FINANCIAL INFORMATION

               The combined financial statements as of March 31, 2000 and for the six months then ended are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim period have been included. The results of operations for the six months ended March 31, 2000 are not necessarily indicative of the results to be achieved for the full fiscal year.

                  DOWNERS GROVE REPORTER, INC. AND CERTAIN REAL
                       PROPERTY OF DOWNERS GROVE REPORTER

                     Notes to Combined Financial Statements

                               September 30, 1999


          (2)  PROPERTY, PLANT, AND EQUIPMENT

               Property, plant, and equipment at cost, less accumulated depreciation, are summarized as follows as of September 30, 1999:

               Building and improvements                        $1,636,919
               Land and land improvements                          245,519
               Machinery and equipment                           1,996,035
               Delivery equipment                                  207,409
               Office equipment                                    700,833
               Leasehold improvements                               26,490
                                                                ----------
                                                                 4,813,205

               Less accumulated depreciation and amortization    3,629,702
                                                                ----------

                                                                $1,183,503
                                                                ==========

               Depreciation and amortization expenses totaled $150,326 for the year ended September 30, 1999.

          (3)  LEASE COMMITMENTS

               The Business leases an office facility under a noncancelable operating lease which expires December 2001. Rent expense for the year ended September 30, 1999 was $3,378.

               The future minimum annual lease payments under the noncancelable lease at September 30, 1999 are as follows:


                                                       OPERATING
                                                         LEASE
                                                     --------------

               2000                                $      4,376
               2001                                       4,376
               2002                                         729
               2003 and thereafter                            -
                                                     --------------

                                                   $      9,481
                                                     ==============


          (4)  LONG-TERM DEBT

               In March 1997, the Business purchased computer equipment funded by way of borrowings. At September 30, 1999, $31,354 remains outstanding which is secured by the related computer equipment initially purchased. The annual interest rate is the prime rate. Future minimum principal payments amount to: $18,813 in 2000 and $12,541 in 2001.

               In September 1997, the Business purchased additional computer equipment funded by way of borrowings. As September 30, 1999, $39,551 remains outstanding which is secured by the related

                  DOWNERS GROVE REPORTER, INC. AND CERTAIN REAL
                       PROPERTY OF DOWNERS GROVE REPORTER

                     Notes to Combined Financial Statements

                               September 30, 1999



               computer equipment initially purchased. The annual interest rate is 8.75%. Future minimum principal payments amount to: $21,661 in 2000 and $17,890 in 2001.

               In January 1998, the Business purchased machinery funded by way of borrowings. At September 30, 1999, $13,236 remains outstanding which is secured by the related machinery initially purchased. The annual interest rate is the prime rate. Future minimum principal payments amount to: $5,673 in 2000, $5,673 in 2001, and $1,890 in 2002.

               The Business has a mortgage on real property. At September 30, 1999, $766,622 remains outstanding which is secured by the property purchased. The annual interest rate on this loan is the prime rate. Future minimum principal payments amount to: $61,622 in 2000, $61,622 in 2001, $61,622 in 2002, $44,748 in 2003, and
               $537,008 in 2004.

          (5)  401(k) RETIREMENT PLAN

               The Business has established a 401(k) Savings Plan (the Plan) that covers all full-time employees who have satisfied minimum age and service requirements. Each year the employer will announce whether a matching contribution will be made and what form the match will take. Employer contributions to the Plan for the year ended September 30, 1999 were $20,000.

          (6)  MARKETABLE SECURITIES

               The cost, gross unrealized holding gains, gross unrealized holding losses, and fair value of available-for-sale securities by major security type and class of security at September 30, 1999 were as follows:

                                                           GROSS
                                              GROSS      UNREALIZED
                                           UNREALIZED      HOLDING
                                 COST     HOLDING GAINS    LOSSES     FAIR VALUE
                               --------   -------------  ----------   ----------

           Equity Securities   $ 58,379      135,067          --        193,446
                               --------     --------      --------     --------

                               $ 58,379      135,067          --        193,446
                               --------     --------      --------     --------


          (7)  RELATED-PARTY TRANSACTIONS

               The Business is indebted to the Partnership for the amount of $21,000 at September 30,1999. Amount is included in due to affiliates on the statement of net assets.



          (8)  SUBSEQUENT EVENTS (UNAUDITED)

               On May 1, 2000, the shareholders of the Downers Grove Reporter, Inc. and the partners of the Downers Grove Reporter executed an asset purchase agreement to sell the outstanding shares of the Downers Grove Reporter, Inc. and certain real property of the Downers Grove Reporter for a combined amount of approximately $11,500,000.

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
              OF LIBERTY GROUP OPERATING, INC. AND SUBSIDIARIES AND
                                ACQUIRED BUSINESS


The following unaudited pro forma consolidated balance sheet as of March 31, 2000 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to Liberty Group Operating, Inc. and subsidiaries' (the Company) acquisition of Downers Grover Reporter, Inc. and certain real property of Downers Grove Reporter (collectively "Downers Grove Reporter"). The pro forma financial information is based on the respective historical financial statements of the Company and Downers Grove Reporter giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 reflect adjustments as if the purchase had occurred on January 1, 1999. The unaudited pro forma balance sheet as of March 31, 2000 gives effect to the purchase as if it had occurred on March 31, 2000. See "Acquisition or Disposition of Assets."

The unaudited pro forma consolidated financial statements combine the unaudited balance sheet of the Company as of March 31, 2000 and the balance sheet of Downers Grove Reporter as of March 31, 2000 and the consolidated statements of operations of the Company for the year ended December 31, 1999 with Downers Grover Reporter's results for the fiscal year ended September 30, 1999. In addition, the unaudited pro forma results for the interim period combine the Company for the three months ended March 31, 2000 with Downers Grove Reporter for the three months ended March 31, 2000. The financial effects of the purchase as presented in the unaudited pro forma financial statements are not necessarily indicative of either financial position or results of operations that would have been obtained had the acquisition actually occurred on the dates set forth above, nor are they necessarily indicative of the results of future operations. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto, which are an integral part thereof, with the consolidated financial statements of Liberty Group Operating, Inc. and subsidiaries and notes thereto, and with the financial statements of the Downers Grove Reporter, Inc. and Certain Real Property of the Downer Grove Reporter and notes thereto included elsewhere in this Form 8-K/A.

                 Liberty Group Operating, Inc. and Subsidiaries

                 Unaudited Pro Forma Consolidated Balance Sheet
                                 March 31, 2000
                             (dollars in thousands)


                                                LIBERTY GROUP     DOWNERS
                                                OPERATING, INC     GROVE    PRO FORMA
                                                 CONSOLIDATED    REPORTER  ADJUSTMENTS   PRO FORMA
                                                --------------------------------------   ---------
                  ASSETS
Current assets:
  Cash and cash equivalents                          2,319         756        --            3,075
  Accounts receivable, net                          18,888         647        --           19,535
  Inventories                                        2,421         136        --            2,557
  Prepaid expenses                                   1,684          16        --            1,700
  Other current assets                                 342        --          --              342
                                                -----------------------------------      ---------
                   Total current assets             25,654       1,555        --           27,209

Property, plant and equipment, net                  43,067       1,186         (23)(b)     44,230
Intangible assets, net                             415,086        --        11,192 (a)    426,278
Deferred financing costs, net                        6,823        --          --            6,823
Other assets                                         5,496         451        (451)(b)      5,496
                                                -----------------------------------      ---------

                           Total assets            496,126       3,192      10,718        510,036
                                                ===================================      ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under revolving credit facility       120,650        --        11,419 (g)    132,069
  Current portion of long-term liabilities             456         124        (124)           456
  Accounts payable                                   2,498         212        --            2,710
  Accrued expenses                                  11,750          72          80 (a)     11,902
  Deferred revenue                                   8,276          97        --            8,373
                                                -----------------------------------      ---------

              Total current liabilities            143,630         505      11,375        155,510

Senior subordinated notes                          180,000        --          --          180,000
Long-term liabilities, less current portion          1,842         674        (674)         1,842
Noncurrent unearned revenues                          --            26        --               26
Deferred income taxes                               21,974        --         2,004 (a)     23,978
                                                -----------------------------------      ---------

                      Total liabilities            347,446       1,205      12,705        361,356

Stockholders' equity:
  Common stock                                        --          --          --             --
  Additional paid-in capital                       148,707        --          --          148,707
  Accumulated earnings                                 (27)       --          --              (27)
  Net assets                                          --         1,987      (1,987)(c)       --
                                                -----------------------------------      ---------
             Total stockholders' equity            148,680       1,987      (1,987)       148,680

  Total liabilities and stockholders' equity       496,126       3,192      10,718        510,036
                                                ===================================      ========

     See accompanying notes to pro forma consolidated financial statements.

                 Liberty Group Operating, Inc. and Subsidiaries

           Unaudited Pro Forma Consolidated Statements of Operations
                       Three Months Ended March 31, 2000
                             (dollars in thousands)

                                                           LIBERTY GROUP      DOWNERS
                                                          OPERATING, INC       GROVE       PRO FORMA
                                                           CONSOLIDATED      REPORTER     ADJUSTMENTS         PRO FORMA
                                                        ----------------------------------------------       -----------
Revenues:
  Advertising                                                 32,225           777             --               33,002
  Circulation                                                  7,374            44             --                7,418
  Job printing and other                                       2,698           693            (184)   (d)        3,207
                                                        ----------------------------------------------       -----------
                                       Total revenues         42,297         1,514            (184)             43,627

Operating costs and expenses:
  Operating costs                                             18,176           858            (271)(d)(h)       18,763
  Selling, general and administration                         14,604           579             --               15,183
  Depreciation and amortization                                4,537            28              70 (b)(e)        4,635
                                                        ----------------------------------------------       -----------
                               Income from operations          4,980            49              17               5,046

Interest expense                                              (6,939)            4            (243)   (g)       (7,178)
Amortization of debt issue costs                                (296)          192             --                 (104)
                                                        ----------------------------------------------       -----------
                    Income (loss) before income taxes         (2,255)          245            (226)             (2,236)
                                                                                                                   --

Income tax expense                                                96           --              --                   96

Net income                                                    (2,351)          245            (226)             (2,332)
                                                        ==============================================       ===========


     See accompanying notes to pro forma consolidated financial statements.

                 Liberty Group Operating, Inc. and Subsidiaries

           Unaudited Pro Forma Consolidated Statements of Operations
                          Year Ended December 31, 1999
                             (dollars in thousands)


                                                     LIBERTY GROUP      DOWNERS
                                                    OPERATING, INC      GROVE            PRO FORMA
                                                     CONSOLIDATED      REPORTER         ADJUSTMENTS                PRO FORMA
                                                  ---------------------------------------------------            -------------
Revenues:
  Advertising                                          120,573           3,539                -                     124,112
  Circulation                                           27,543             170                -                      27,713
  Job printing and other                                13,239           2,735               (617)    (d)            15,357
                                                  ---------------------------------------------------            -------------
                              Total revenues           161,355           6,444               (617)                  167,182

Operating costs and expenses:
  Operating costs                                       68,351           3,589               (971) (d)(h)            70,969
  Selling, general and administration                   51,522           2,593                -                      54,115
  Depreciation and amortization                         16,657             150                280  (b)(e)            17,087
                                                  ---------------------------------------------------            -------------
                      Income from operations            24,825             112                 74                    25,011

Interest income/ (expense)                             (25,216)              8               (971)    (g)           (26,179)
Gain on exchange and disposition of assets               6,197             -                   -                      6,197
                                                  ---------------------------------------------------            -------------
       Income (loss) before income taxes and
         extraordinary item                              5,806             120               (897)                    5,029
Income tax expense                                       2,752             -                   57     (f)             2,809
                                                  ---------------------------------------------------            -------------
            Income before extraordinary item             3,054             120               (954)                    2,220

Extraordinary gains on insurance proceeds                  485             -                  -                         485

Net income (loss)                                        3,539             120               (954)                    2,705
                                                  ===================================================            =============

     See accompanying notes to pro forma consolidated financial statements.

               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                   STATEMENTS

Note 1 - Pro Forma Financial Statements

The unaudited pro forma consolidated financial statements combine the unaudited balance sheet of the Company as of March 31, 2000 and the unaudited combined statement of net assets of the Downers Grove Reporter as of March 31, 2000 and the consolidated statements of operations of the Company for the year ended December 31, 1999 with Downers Grove Reporter's results for the fiscal year ended September 30, 1999. In addition, the unaudited pro forma results for the interim period combine the Company for the three months ended March 31, 2000 with Downers Grove Reporter for the three months ended March 31, 2000. Downers Grove Reporter's results for the three months ended March 31, 2000 are included in the Downers Grove Reporter's unaudited combined statement of income for the six month period ended March 31, 2000. The results of the Downers Grove Reporter excluded from the March 31, 2000 consolidated statements of operations, are net revenues of $1,677 and net income of $156.

Note 2 - Pro Forma Adjustments

The following adjustments are reflected in the unaudited pro forma consolidated statements of operations under the columns headed "Pro Forma Adjustments."

     (a) Represents recording of excess of purchase price over fair value of net assets acquired as follows:

     Purchase price                               $11,419
     Tax effects of stock purchase price            2,004
     Acquisition fees and expenses                     80
                                                 --------

     Total purchase price (1)                     $13,503
     Tangible net assets acquired                  (2,311)
                                                  -------

     Excess purchase price                        $11,192
                                                  =======

     (1) Purchase price includes cost associated with the acquisition and acquired deferred tax liability.

     The excess purchase price of the acquisition has been allocated to intangible assets. Subject to the completion of management's final valuation of these allocated amounts, the specific intangible assets and estimated fair value to which the excess purchase price will be allocated include: mastheads of $455, advertising lists for $3,643, and subscriber lists for $911 and the remainder representing goodwill. In the opinion of management, completion of the final valuation will not materially impact the unaudited pro forma consolidated balance sheet.

     (b) Represents the elimination of the Downers Grove Reporter assets and related depreciation expense that were not included as part of the purchase agreement between the Company and the Downers Grove Reporter.

     (c) Represents the elimination of the Downers Grove Reporter net asset balance that would not be recorded by the Company's as part of the acquisition.

     (d) Represents the elimination of the intercompany sales between the Downers Grove Reporter and the Company that would have been eliminated had the acquisition occurred on January 1, 1999.

     (e) Represents the adjustment necessary to amortize the additional $11,192 of intangible assets (calculated in note (b)) over their estimated useful lives, presently estimated for mastheads, advertising lists, and goodwill over 40 years, and subscriber lists over 33 years.

     (f) Represents the Downers Grove Reporter tax expense that would have been recorded by the Company had the purchase occurred on January 1, 1999.

     (g) Represents the adjustment necessary to reflect the borrowings and to increase interest expense related to the additional borrowings of $11.4 million related to the acquisition.

     (h) Represents the elimination of the Downers Grove Reporter shareholders' excess distributions in the period, net of the salary of the current publishers.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Liberty Group Operating, Inc.


Date: July 17, 2000              By:    /s/ KENNETH L. SEROTA
                                    ---------------------------

                                 Title: President and Chief Executive Officer
                                        -------------------------------------